UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2009

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2009, the Board of Directors (the "Board") of Marriott International, Inc. (the "Company"), upon recommendation of the Board's Executive Committee, made the following executive officer appointments, effective May 1, 2009:

1)        William J. Shaw will become Vice Chairman of the Company and no longer serve as the Company's President and Chief Operating Officer;

2)        Arne M. Sorenson will become the Company's President and Chief Operating Officer and no longer serve as the Company's Executive Vice President and Chief Financial Officer; and

3)        Carl T. Berquist, the Company's current Executive Vice President, Financial Information and Enterprise Risk Management and Principal Accounting Officer, will become Chief Financial Officer. Mr. Berquist will retain his role as the Company's Principal Accounting Officer.

Biographical and other information on Messrs. Shaw, Sorenson and Berquist is set forth below:

Mr. Shaw, age 63, has served as President and Chief Operating Officer of the Company since 1997 (including service in the same capacity with the former Marriott International until March 1998). He joined Marriott Corporation in 1974, was elected Corporate Controller in 1979 and a Corporate Vice President in 1982. In 1986, Mr. Shaw was elected Senior Vice President-Finance and Treasurer of Marriott Corporation. He was appointed Chief Financial Officer and Executive Vice President of Marriott Corporation in 1988. In 1992, he was named President of the Marriott Service Group. He also serves on the Board of Trustees of the University of Notre Dame and on the NCAA Leadership Advisory Board. Mr. Shaw has served as a director of the Company since March 1997.

Mr. Sorenson, age 50, joined the Company in 1996 as Senior Vice President of Business Development. He was instrumental in our acquisition of the Renaissance Hotel Group in 1997. Prior to joining Marriott, he was a partner in the law firm of Latham & Watkins in Washington, D.C., where he played a key role in 1992 and 1993 in the distribution of Old MI by Marriott Corporation. Mr. Sorenson was appointed Executive Vice President and Chief Financial Officer in 1998 and assumed the additional title of President, Continental European Lodging, in January 2003. Mr. Sorenson serves on the Board of Regents of Luther College in Decorah, Iowa. He also serves on the Board of Directors of Wal-Mart Stores, Inc.

Mr. Berquist, age 57, joined the Company in December 2002 as Executive Vice President of Financial Information and Enterprise Risk Management. He also serves as Principal Accounting Officer of the Company. Prior to joining Marriott, Mr. Berquist was a partner at Arthur Andersen LLP, most recently as managing partner of the Mid-Atlantic region, which included five offices from Philadelphia, PA, to Richmond, VA. Mr. Berquist is a member of Penn State's Smeal Business School's Board of Visitors and is a member of the board of Hertz Global Holdings, Inc.

A copy of the March 9, 2009 press release announcing the appointments of Messrs. Shaw, Sorenson and Berquist is filed as Exhibit 99.1 to this report.

Item 8.01.    Other Events

On March 9, 2009, the Company issued a press release announcing the completion of a sale of timeshare mortgage loans. A copy of that press release is filed as Exhibit 99.2 to this report.

Item 9.01.    Financial Statements and Exhibits

(d)         Exhibits. The following exhibits are filed with this report:

        Exhibit 99.1 - Executive Officer Appointments press release issued on March 9, 2009.

        Exhibit 99.2 - Note sale press release issued on March 9, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: March 09, 2009	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Enterprise Risk Management

Exhibit Index

Exhibit No.	Description
EX-99.1	Executive Officer Appointments press release issued on March 9, 2009.
EX-99.2	Note sale press release issued on March 9, 2009.